Exhibit 3.1
FOURTH AMENDED AND RESTATED BYLAWS
OF
KBS REAL ESTATE INVESTMENT TRUST III, INC.
ARTICLE I
OFFICES
Section 1.01.    PRINCIPAL OFFICES. The principal office of KBS Real Estate Investment Trust III, Inc. (the “Corporation”) shall be located at such place or places as the board of directors may designate from time to time.
Section 1.02.    ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the board of directors may from time to time determine or otherwise as the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.01.    PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the board of directors and stated in the notice of the meeting.
Section 2.02.    ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on a date and at the time set by the board of directors.
Section 2.03.    SPECIAL MEETINGS. Special meetings of the stockholders: (a) may be called by (i) the president, (ii) the chief executive officer, (iii) a majority of the board of directors, or (iv) a majority of the Independent Directors, as defined in the Corporation’s charter (the “Charter”); (b) and must be called by the secretary of the Corporation upon the written request of common stockholders holding in the aggregate not less than ten percent (10%) of the votes entitled to be cast at such meeting whereby such written request states the purpose of the meeting and the matters proposed to be acted upon at such meeting. In the event of a stockholders’ meeting called by the secretary as required above, the secretary of the Corporation shall, within ten days of his or her receipt of the written request, notify, in the manner prescribed herein, each stockholder entitled to vote at the meeting. Notwithstanding anything to the contrary herein, such meeting shall be held not less than 15 days nor more than 60 days after the secretary’s delivery of such notice. Subject to the foregoing sentence, such meeting shall be held at the time and place specified in the stockholder request; provided, however, that if none is so specified, the meeting shall be held at such time and place convenient to the stockholders. Unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter that is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.
Section 2.04.    NOTICE FOR MEETINGS. Except as provided otherwise in Section 2.03 of this Article II, the secretary shall, not less than ten nor more than 90 days before each meeting of stockholders, give to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting, notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise required by the Maryland General Corporation Law (the “MGCL”), the purpose of the meeting. Notice shall be deemed delivered to a stockholder upon being: (i) personally delivered to the stockholder; (ii) left at the stockholder’s residence or usual place of business; (iii) mailed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, in which case such notice shall be deemed to be given when deposited in the United States mail with postage prepaid thereon; or (iv) transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 2.12(c)(2)) of such postponement or cancellation prior to the meeting. Notice of the date to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this Section 2.04.
Section 2.05.    SCOPE OF NOTICE. Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except as otherwise set forth in Section 2.12(a) and except for such business as is required by the MGCL or any other relevant statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.
Section 2.06.    ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the board of directors to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, the secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence or the secretary’s appointment as chairman of the meeting, an assistant secretary, or in the absence of both the secretary and assistant secretaries, an individual appointed by the board of directors or, in the absence of such appointment, an individual appointed by the chairman or co-chairmen of the meeting, as applicable, shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or, in the absence of an assistant secretary, an individual appointed by the secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman or co-chairmen of the meeting, as applicable. The chairman or co-chairmen of the meeting, as applicable, may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman or co-chairmen and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chairman or co-

chairmen of the meeting, as applicable, may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman or co-chairmen of the meeting, as applicable, may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman or co-chairmen of the meeting, as applicable; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman or co-chairmen of the meeting, as applicable, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 2.07.    QUORUM; ADJOURNMENT. At any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at such meeting shall constitute a quorum except as otherwise provided by law, the Charter or these bylaws. If a quorum shall not be present at any meeting of the stockholders, the chairman or co-chairman of the meeting, as applicable, may adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.
The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave fewer than required to establish a quorum.
Section 2.08.    VOTING. The holders of a majority of the shares of stock entitled to vote who are present in person or by proxy at an annual meeting at which a quorum is present may, without the necessity for concurrence by the board of directors, vote to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Except as otherwise required by law, the Charter or these bylaws, a majority of the votes cast at a meeting of the stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting. Unless otherwise provided in the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders.
Section 2.09.    PROXIES. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.
Section 2.10.    VOTING OF STOCK BY CERTAIN HOLDERS. Stock registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president, a vice president, a general partner, or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.
Shares of the Corporation’s stock owned directly or indirectly by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case, subject to the terms of the Charter, they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
The board of directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the board of directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.
Section 2.11.    INSPECTORS.
(a)    The board of directors or the chairman or co-chairmen of the meeting, as applicable, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the chairman or co-chairmen of the meeting, as applicable.
(b)    The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 2.12.    NOMINATIONS AND STOCKHOLDER BUSINESS.
(a)    Annual Meetings of Stockholders.
(1)    Nominations of individuals for election to the board of directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of such meeting; (B) by or at the direction of the board of directors; or (C) by any stockholder of the Corporation who (i) was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice by the stockholder as provided for in this Section 2.12(a) and at the time of the annual meeting in question (and any postponement or adjournment thereof); (ii) is entitled to vote at such meeting in the election of each individual so nominated or on any such other business; and (iii) has complied with the notice procedures set forth in this Section 2.12(a) as to such business or nomination (clause (C) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”) and included in the Corporation’s notice of the meeting) before an annual meeting of stockholders).
(2)    Without qualification, for any nominations or other business to be properly brought at an annual meeting by a stockholder pursuant to paragraph (a)(1) of this Section 2.12, the stockholder must give timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall set forth all information and certifications required under Section 2.12 and shall be delivered to the secretary at the principal executive office of the Corporation not less than 90 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or, if the first public announcement of the date of such annual meeting is made less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made. In no event shall the postponement or adjournment of an annual meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
(3)    Such stockholder’s notice shall set forth:
(i)as to each individual whom the stockholder proposes to nominate for election or re-election as a director (each, a “Proposed Nominee”), (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(ii)as to any other business that the stockholder proposes to bring before the meeting, (A) a description of such business (including the text of any proposal), the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom and (B) any other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) of the Exchange Act;
(iii)as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,
(A)the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, that are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person; and
(B)the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;
(iv)as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of Section 2.12(a) and any Proposed Nominee,
(A)the name and address of such stockholder, as they appear on the Corporation’s stock ledger and current name and address, if different, of each such Stockholder Associated Person and any Proposed Nominee; and
(B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;
(v)the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal;
(vi)to the extent known by the stockholder giving the notice, the name and address of any other person supporting the nominee for election or re-election as a director or the proposal of other business;

(vii)a representation whether the stockholder or a Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to the Corporation’s stockholders and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination;
(viii)if the stockholder is proposing one or more Proposed Nominees, a representation that such stockholder, any Proposed Nominee or any Stockholder Associated Person intends or is part of a group which intends to solicit the holders of shares of stock of the Corporation representing at least 67% of the voting power of shares of stock entitled to vote on the election of directors in support of each Proposed Nominee in accordance with Rule 14a-19 of the Exchange Act; and
(ix)all other information regarding the stockholder giving the notice and each Stockholder Associated Person that would be required to be disclosed by the stockholder in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.
(4)Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by:
(i)a written undertaking executed by the Proposed Nominee
(A)certifying that such Proposed Nominee (I) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation, (II) will serve as a director of the Corporation if elected and will notify the Corporation simultaneously with any notification to the stockholder of the Proposed Nominee’s actual or potential unwillingness or inability to serve as a director, (III) does not need any permission or consent from any third party (including any employer or any other board or governing body on which such Proposed Nominee serves) to serve as a director of the Corporation, if elected, that has not been obtained and (IV) whether such Proposed Nominee, if elected, would be an Independent Director, as defined in the Charter;
(B)attaching copies of any and all requisite permissions or consents; and
(C)attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request by the stockholder providing the notice, and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded); and
(ii)a certificate executed by the stockholder certifying that such stockholder will
(A)comply with Rule 14a-19 promulgated under the Exchange Act in connection with such stockholder’s solicitation of proxies in support of any Proposed Nominee;
(B)notify the Corporation as promptly as practicable of any determination by the stockholder to no longer solicit proxies for the election of any Proposed Nominee as a director at the annual meeting;
(C)furnish such other or additional information as the Corporation may request for the purpose of determining whether the requirements of this Section 2.12 have been satisfied or of evaluating any nomination or other business described in the stockholder’s notice; and
(D)appear in person or by proxy at the meeting to present each Proposed Nominee or to bring such business before the meeting, as applicable, and acknowledging that, if the stockholder does not so appear in person or by proxy at the meeting to present each Proposed Nominee or bring such business before the meeting, as applicable, the Corporation need not bring such Proposed Nominee or such business for a vote at such meeting and any proxies or votes cast in favor of the election of any Proposed Nominee or any proposal related to such other business need not be counted or considered.

(5)    Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.12 to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased board of directors made by the Corporation at least 100 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation no later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(6)    For purposes of this Section 2.12, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder or another Stockholder Associated Person or who is otherwise a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any solicitation of proxies, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of said meeting and, except as contemplated by and in accordance with the next two sentences of this Section 2.12(b), no stockholder may nominate an individual for election to the board of directors or make a proposal of other business to be considered at a special meeting. Nominations of individuals for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the board of directors or (ii) provided that such special meeting has been called in accordance with Section 2.03 for the purpose of electing directors, by any stockholder of the Corporation who (A) is a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 2.12(b) and at the time of the special meeting (and any postponement or adjournment thereof); (B) is entitled to vote at the meeting in the election of each individual so nominated; and (C) complied with the notice procedures set forth in this Section 2.12(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the board of directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information and certifications required by paragraphs (3) and (4) of Section 2.12(a), is delivered to the secretary at the principal executive office of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is made less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting. In no event shall the postponement or adjournment of a special meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
(c)    General.
(1)    If any information or certification submitted pursuant to this Section 2.12 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders, including any certification from a Proposed Nominee, shall be inaccurate in any material respect, such information or certification may be deemed not to have been provided in accordance with this Section 2.12. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any such information or certification. Upon written request by the secretary or the board of directors or any committee thereof, any stockholder proposing a Proposed Nominee or any proposal for other business at a meeting of stockholders or such Proposed Nominee shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the board of directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.12, (ii) a written update of any information (including, if requested by the secretary, the board of directors or any committee thereof, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting and, if applicable, satisfy the requirements of Rule 14a-19(a)(3) under the Exchange Act) submitted by the stockholder pursuant to this Section 2.12 as of an earlier date and (iii) an updated certification by each Proposed Nominee that such individual will serve as a director of the Corporation if elected.

If a stockholder or Proposed Nominee fails to provide such written verification, update or certification within such period, the information as to which such written verification, update or certification was reasonably requested may be deemed not to have been provided in accordance with this Section 2.12.
(2)    Only such individuals who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12. A stockholder proposing a Proposed Nominee shall have no right to (i) nominate a number of Proposed Nominees that exceeds the number of directors to be elected at the meeting or (ii) substitute or replace any Proposed Nominee unless such substitute or replacement is nominated in accordance with this Section 2.12 (including the timely provision of all information and certifications with respect to such substitute or replacement Proposed Nominee in accordance with the deadlines set forth in this Section 2.12). If the Corporation provides notice to a stockholder that the number of Proposed Nominees proposed by such stockholder exceeds the number of directors to be elected at a meeting, the stockholder must provide written notice to the Corporation within five business days stating the names of the Proposed Nominees that have been withdrawn so that the number of Proposed Nominees proposed by such stockholder no longer exceeds the number of directors to be elected at a meeting. If any person who is nominated in accordance with this Section 2.12 becomes unwilling or unable to serve on the board of directors, then the nomination with respect to such person shall no longer be valid and no votes may validly be cast for such person. The chairman or co-chairman of the meeting, as applicable, shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12, and, if any proposed nomination or business is not in compliance with this Section 2.12, to declare that such defective nomination or proposal, if any, be disregarded.
(3)    Notwithstanding the foregoing provisions of this Section 2.12, the Corporation shall disregard any proxy authority granted in favor of, or votes for, director nominees other than the Corporation’s nominees if the stockholder or Stockholder Associated Person (each, a “Soliciting Stockholder”) soliciting proxies in support of such director nominees abandons the solicitation or does not (i) comply with Rule 14a-19 promulgated under the Exchange Act, including any failure by the Soliciting Stockholder to (A) provide the Corporation with any notices required thereunder in a timely manner or (B) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, or (ii) timely provide evidence in accordance with the following sentence that is sufficient, in the discretion of the board of directors, to demonstrate that such Soliciting Stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. Upon request by the Corporation, if any Soliciting Stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act (or is not required to provide notice because the information required by Rule 14a-19(b) has been provided in a preliminary or definitive proxy statement previously filed by such Soliciting Stockholder), such Soliciting Stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting of stockholders, evidence that is sufficient, in the discretion of the board of directors, to demonstrate that such Soliciting Stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(4)    For purposes of this Section 2.12, (i) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (ii) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
(5)    Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.12; provided, however, that any references in this Section 2.12 to the Exchange Act are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.12(a)(1)(C) or Section 2.12(b). Nothing in this Section 2.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in, or the right of the Corporation to omit a proposal from, any proxy statement filed by the Corporation with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.
(6) Notwithstanding anything in these bylaws to the contrary, except as otherwise determined by the chair of the meeting, if the stockholder giving notice as provided for in this Section 2.12 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.

Section 2.13.    VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order, or any stockholder shall demand, that voting be by ballot.
Section 2.14.    EXEMPTION FROM CONTROL SHARE ACQUISITION STATUTE. Notwithstanding any other provision of the Charter or these bylaws or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, Subtitle 7 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to any acquisition of shares of stock of the Corporation by any person. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.
ARTICLE III
DIRECTORS
Section 3.01.    GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its board of directors.
Section 3.02.    NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the members then serving on the board of directors may establish, increase, or decrease the number of directors, provided that, except as otherwise provided in the Charter, the number thereof shall never be less than the minimum number required by the MGCL or the Charter (whichever is greater), nor more than the maximum number of directors set forth in the Charter, and further provided that, except as may be provided in the terms of any preferred stock issued by the Corporation, the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the board of directors, the chairman of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
Section 3.03.    ANNUAL AND REGULAR MEETINGS. An annual meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors. The board of directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the board of directors without other notice than such resolution.
Section 3.04.    SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board or the president or by a majority of the board of directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the board of directors called by them. The board of directors may provide, by resolution, the time and place for the holding of special meetings of the board of directors without other notice than such resolution.
Section 3.05.    NOTICE. Notice of any special meeting of the board of directors shall be delivered personally, or by telephone, electronic mail, facsimile transmission, United States mail, or courier to each director at his business or residence address. Notice by personal delivery, telephone, electronic mail, or facsimile transmission shall be given at least two days prior to the meeting. Notice by United States mail shall be given at least five days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage prepaid thereon. Telephone notice shall be deemed to be given when the director or his agent is personally given such notice in a telephone call to which he or his agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the board of directors need be stated in the notice, unless specifically required by statute or these bylaws.
Section 3.06.    QUORUM. A majority of the directors then serving shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that, if pursuant to the Charter or these bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group. The directors present at a meeting which has been duly called and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave fewer than required to establish a quorum.
Section 3.07.    VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the board of directors, unless the concurrence of a greater proportion is required for such action by the MGCL or the Charter. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the board of directors, unless the concurrence of a greater proportion is required for such action by the MGCL or the Charter.
Section 3.08.    ORGANIZATION. At each meeting of the board of directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman. In the absence of both the chairman and vice chairman of the board, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman. The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman, shall act as secretary of the meeting.
Section 3.09.    ACTION BY WRITTEN CONSENT OR BY ELECTRONIC TRANSMISSION; INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each director, and such consent is filed in paper or electronic form with the minutes of proceedings of the board of directors.
Section 3.10.    TELEPHONE MEETINGS. Directors may participate in a meeting of the board of directors by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 3.11.    REMOVAL. At any meeting of stockholders called expressly, but not necessarily solely, for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.
Section 3.12.    VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these bylaws or the powers of the remaining directors hereunder (even if fewer than the statutory minimum remain). A successor to fill a vacancy on the board of directors that results from the removal of a director may be elected by either (a) the stockholders or (b) a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy on the board of directors for any other cause shall be filled by a majority of the remaining directors, even if such majority is less than a quorum. The Conflicts Committee (as defined and created by the Charter) shall nominate replacements for vacancies among the Independent Directors positions. Any individual so elected as a director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies.
Section 3.13.    COMPENSATION. Subject to the provisions of the Charter, the directors may, in the discretion of the entire board of directors, receive annual or monthly salary for their services as directors, fixed sums per meeting and/or per visit to real property or other facilities owned or leased by the Corporation, and/or for any service or activity performed or engaged in as directors on behalf of the Corporation. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the board of directors or of any committee thereof and for their reasonable out-of-pocket expenses, if any, in connection with each such meeting, property visit, and/or other service or activity they performed or engaged in as directors on behalf of the Corporation. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 3.14.    LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom monies or stock have been deposited.
Section 3.15.    SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.
Section 3.16.    CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. For so long as the Corporation is externally advised, no officer or employee of the Corporation who is affiliated with the advisor shall be expected to devote his full time to the efforts of the Corporation unless he agrees in writing to do so. Any director or officer of the Corporation, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to, or in competition with those of or relating to the Corporation, subject to the provisions of the Charter.
ARTICLE IV
COMMITTEES
Section 4.01.    NUMBER, TENURE AND QUALIFICATIONS. The board of directors may designate an Executive Committee, an Audit Committee, a Conflicts Committee and other committees composed of at least one director.
Section 4.02.    COMPOSITION. Except as provided in the Charter, such committees shall serve at the pleasure of the board of directors. The members of the Conflicts Committee and Audit Committee shall at all times consist solely of Independent Directors, and the majority of the members of all committees shall be Independent Directors.
Section 4.03.    MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special or regular meetings of the board of directors. Proper notice of any meeting of the board of directors shall also constitute notice of a meeting of the Conflicts Committee that may be held contemporaneously and/or immediately following the board meeting.

A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. Except as provided in these bylaws, the act of a majority of the committee members present at a meeting shall be the act of such committee. The board of directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee may fix the time and place of its meeting unless the board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.
Section 4.04.    TELEPHONE MEETINGS. Members of a committee of the board of directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 4.05.    ACTION BY WRITTEN CONSENT OR BY ELECTRONIC TRANSMISSION; INFORMAL ACTION. Any action required or permitted to be taken at any meeting of a committee of the board of directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each member of the committee and such consent is filed in paper or electronic form with the minutes of proceedings of such committee.
Section 4.06.    VACANCIES. Subject to the provisions hereof, and the Charter, the board of directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.
ARTICLE V
OFFICERS
Section 5.01.    GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the board of directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders, except that the president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death or his resignation or removal in the manner hereinafter provided. Any two or more offices, except president and vice president, may be held by the same person. In its discretion, the board of directors may leave unfilled any office except that of president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 5.02.    REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed by the board of directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his resignation to the board of directors, the chairman of the board, the president or the secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.
Section 5.03.    VACANCIES. A vacancy in any office may be filled by the board of directors or, to the extent permitted in Section 5.01, the president for the balance of the term.
Section 5.04.    CHIEF EXECUTIVE OFFICER. The board of directors may designate a chief executive officer. In the absence of such designation, the president shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the board of directors, and for the management of the business and affairs of the Corporation. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the board of directors from time to time.
Section 5.05.    CHIEF OPERATING OFFICER. The board of directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the board of directors or the chief executive officer.
Section 5.06.    CHIEF FINANCIAL OFFICER. The board of directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the board of directors or the chief executive officer.
Section 5.07.    CHAIRMAN OF THE BOARD. The board of directors shall designate a chairman of the board. The chairman of the board shall preside over the meetings of the board of directors and of the stockholders at which he shall be present. The chairman of the board shall perform such other duties as may be assigned to him or them by the board of directors.
Section 5.08. PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the board of directors, the president shall be the chief operating officer. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

Section 5.09.    VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors. The board of directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.
Section 5.10.    SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the board of directors and committees of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or the board of directors.
Section 5.11.    TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. In the absence of a designation of a chief financial officer by the board of directors, the treasurer shall be the chief financial officer of the Corporation.
The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and board of directors, at the regular meetings of the board of directors or whenever it may so require, an account of all his transactions as treasurer and of the financial condition of the Corporation.
If required by the board of directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.
Section 5.12.    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the board of directors. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the board of directors.
Section 5.13.    SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.

ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 6.01.    CONTRACTS. The board of directors and, to the extent permitted by the MGCL and the Charter, a committee of the board of directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the board of directors and upon the Corporation when authorized or ratified by action of the board of directors or, to the extent permitted by the MGCL and the Charter, a committee of the board of directors.
Section 6.02.    CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the board of directors or a committee of the board of directors.
Section 6.03.    DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the board of directors or a committee of the board of directors may designate.
ARTICLE VII
STOCK
Section 7.01.    CERTIFICATES. If the board of directors authorizes the issuance of certificates, each certificate shall be signed by the chief executive officer, the president, the chief operating officer or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are preferred or limited as to their dividends, which are restricted as to their transferability or voting powers, or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the board of directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge. Notwithstanding anything herein to the contrary, nothing in this Article VII shall be interpreted to limit the authority of the board of directors to issue some or all of the shares of any or all of its classes or series without certificates.
Section 7.02.    TRANSFERS; REGISTERED STOCKHOLDERS. Transfers of shares of any class of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.
Section 7.03.    LOST, STOLEN, OR DESTROYED CERTIFICATES. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate satisfies the following requirements:
(a)    Claim. The registered owner makes proof in affidavit form that a previously issued certificate for shares has been lost, destroyed, or stolen;
(b)    Timely Request. The registered owner requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;
(c)    Bond. Unless otherwise determined by an officer of the Corporation, the registered owner gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the board of directors may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and
(d)    Other Requirements. The registered owner satisfies any other reasonable requirements imposed by the board of directors.
When a certificate has been lost, destroyed or stolen and the stockholder of record fails to notify the Corporation within a reasonable time after he has notice of it, if the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the stockholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.
Section 7.04.    CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The board of directors may (a) set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose, (such record date, in any case, may not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken); or (b) in lieu of fixing a record date, direct that the stock transfer books be closed for a period not greater than 20 days. In the case of a meeting of the stockholders, the record date or the date set for the closing of the stock transfer books shall be at least ten days before the date of such meeting.
If no record date is fixed and stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of (i) the close of business on the day on which the notice of meeting is mailed or (ii) the 30th day before the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the board of directors declaring the dividend or allotment of rights is adopted, provided that the payment or allotment may not be made more than 60 days after the date on which such resolution is adopted.
When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (a) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (b) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.
Section 7.05.    STOCK LEDGER. The Corporation shall maintain at one or more of its principal offices or at the office of its counsel, accountants, or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.
Section 7.06.    FRACTIONAL STOCK; ISSUANCE OF UNITS. The Corporation may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as the board of directors may determine. Notwithstanding any other provision of the Charter or these bylaws, the board of directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the board of directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.
ARTICLE VIII
ACCOUNTING YEAR
The board of directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.
ARTICLE IX
DISTRIBUTIONS
Section 9.01.    AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the board of directors, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.
Section 9.02.    CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the board of directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing any property of the Corporation or for such other purpose as the board of directors shall determine to be in the best interest of the Corporation, and the board of directors may modify or abolish any such reserve.
ARTICLE X
INVESTMENT POLICY
Subject to the provisions of the Charter, the board of directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.
ARTICLE XI
SEAL
Section 11.01.    SEAL. The board of directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Maryland 2009 Corporate Seal.” The board of directors may authorize one or more duplicate seals and provide for the custody thereof.
Section 11.02.    AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place “[SEAL]” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
ARTICLE XII
WAIVER OF NOTICE
Whenever any notice of a meeting is required to be given pursuant to the Charter or these bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII
AMENDMENT OF BYLAWS
These bylaws may be amended or repealed and new bylaws may be adopted by the board of directors or the stockholders. No bylaw adopted, amended or repealed by the stockholders shall be readopted, amended or repealed by the board of directors.
ARTICLE XIV
EXCLUSIVE FORUM FOR CERTAIN LITIGATION
Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland (the “Court”), or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (i) any derivative action brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. In the event that any action or proceeding described in the preceding sentence is pending in the Court, any record or beneficial stockholder of the Corporation who commences such an action shall cooperate in a request that the action be assigned to the Court’s Business & Technology Case Management Program. The provisions of this Article XIV do not apply to claims brought to enforce a duty or liability created by the Securities Act of 1933, as amended, or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.

The foregoing are certified as the Bylaws of the Corporation adopted by the board of directors as of December 12, 2023.

                        /s/ Jeffrey K. Waldvogel
                         Secretary